UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite M Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Lawrence I. Washor Washor & Associates 21800 Oxnard Street, Suite 790 Woodland Hills, CA 91367 (310) 479-2660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or future financial performance. In some cases, forward-looking statements can be identified by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to a consent resolution of the board of directors, the Company executed an Agreement to Purchase One Hundred Percent of the Issued and Outstanding Shares of QOLPOM, Inc. an Arizona Corporation (the “QOLPOM”) in the remote healthcare monitoring and compliance and its Assets, Inventory and Intellectual Property (the “Purchase Agreement”) between the Company, QOLPOM and its shareholders (the “Seller”). The executed Purchase Agreement was received by the Company on September 8, 2016, with a Closing Date no later than September 30, 2016.

Pursuant to the Purchase Agreement, in exchange for 100% of the QOLPOM stock and 100% of QOLPOM’s Assets, Inventory and Intellectual Property, among other things, the Company shall deliver to the Seller by, or prior to, the Closing Date of September 30, 2016:

1.

A grant provided to QOLPOM’s Shareholders that provides for them to enter into a Stock Purchase Agreement with the Company to purchase five million (5,000,000) shares of the Company’s common stock at par value $.001 or approximately three hundred thousand ($300,000) dollars in value based on a six ($.06) cents share price on the Company’s listed common stock;

2.

A Cash earn-out in the amount of two million ($2,000,000) dollars that is to be derived from revenue generated from the QOLPOM business operations will be paid to QULPOM shareholders.

3.

A Royalty Agreement that will distribute three (3%) percent of the revenue generated by QOLPOM from its technology, will be paid to a third party non-profit organization located in Arizona.

4.

A Grant of two million five hundred thousand (2,500,000) common stock options of the Company to QOLPOM shareholders that vest quarterly over one (1) year and are priced at the following terms:

a.

500,000 common stock options priced at ten ($.10) cents;

b.

1,000,000 common stock options priced at fifteen ($.15) cents; and

c.

1,000,000 common stock options priced at twenty-five ($.25) cents.

The Closing is subject to the Company receiving certain documents standard with a transaction such as the one undertaken by the Company and QOLPOM and will include, but not be limited to the issuance of the five million (5,000,000) shares of common stock and the execution of a stock purchase agreement.  In conjunction with the Closing, the Company will file an additional 8K which will include the Purchase Agreement and all Schedules as exhibits.

About QOLPOM

QOLPOM is an acronym that stands for Quality of Life Peace of Mind. Our primary goal at QOLPOM is to deliver a service that will allow clients who operate medically related residential based services to reduce costs, increase revenues and provide a better client experience through the adoption of innovative new technologies of the Internet of Things (“IoT”) and particularly the numerous possible combinations of products represented by the QOLPOM Hub, a medication dispensing, medication compliance/adherence, management and remote monitoring system developed by various health care technology companies in the last few years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Date: September 13, 2016	/s/ J. Michael Redmond
By: J. Michael Redmond
Its: President and Chief Executive Officer

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